EXHIBIT 2.3

                              CERTIFICATE OF MERGER

                                     MERGING

                             STAT ACQUISITION CORP.

                                  WITH AND INTO

                              STAT HEALTHCARE, INC.

                         -------------------------------
            Pursuant to Section 251 of the General Corporation Law of
                              the State of Delaware
                          ----------------------------

      STAT Acquisition Corp., a Delaware corporation ("Merger Sub"), and STAT Healthcare, Inc, a Delaware corporation ("Target"), DO HEREBY CERTIFY AS
FOLLOWS:

      FIRST: That Merger Sub was incorporated on March 15, 1996, pursuant to the Delaware General Corporation Law (the "Delaware Law"), and that Target was incorporated on July 29, 1994 pursuant to the Delaware Law.

      SECOND: That an Amended and Restated Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of March 15, 1996, among New STAT Healthcare, Inc. a Delaware corporation, Merger Sub, Target, and the AmHealth Entities named therein, setting forth the terms and conditions of the merger of Merger Sub with and into Target (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware Law.

      THIRD: That the name of the surviving corporation (the "Surviving Corporation") is STAT Healthcare, Inc. which shall change its name to be Old STAT, Inc.

      FOURTH: That the Certificate of Incorporation of Target, which shall survive the Merger, shall be the Certificate of Incorporation of the Surviving Corporation, except that Article First shall be amended to read as follows:

            "The name of the corporation shall be Old STAT, Inc."

      FIFTH: That an executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                        12450 Greenspoint Dr., Suite 1200
                        Houston, TX 77060

      SIXTH: That a copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

      SEVENTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, each of Merger Sub and Target has caused this Certificate of Merger to be executed in its corporate name this 24th day of June, 1996.

                                            STAT ACQUISITION CORP.

                                            By: /s/ WILLIAM H. RICE, M.D.
                                            Name:   William H. Rice, M.D.
                                            Title:  President
ATTEST:

/s/ NED E. CHAPMAN
    Secretary

                                            STAT HEALTHCARE, INC.

                                            By: /s/ VICTOR M. MIRANDA, M.D.
                                            Name:   Victor M. Miranda, M.D.
                                            Title:  President
ATTEST:

/s/ NED E. CHAPMAN
    Secretary